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Exhibit (a)(1)(v)

        Offer to Purchase for Cash
Any and All Outstanding Shares of Common Stock
of

NPS Pharmaceuticals, Inc.

at

$46.00 Net Per Share

by

Knight Newco 2, Inc.
an indirect wholly owned subsidiary of each of

Shire Pharmaceutical Holdings Ireland Limited

and

Shire plc

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY TIME, AT THE END OF FRIDAY, FEBRUARY 20, 2015, UNLESS THE OFFER IS EXTENDED.

January 23, 2015

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase dated January 23, 2015 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer") in connection with the offer by Knight Newco 2, Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of each of Shire Pharmaceutical Holdings Ireland Limited, a company incorporated in Ireland ("SPHIL"), and Shire plc, a company incorporated in Jersey, Channel Islands ("Shire"), to purchase any and all outstanding shares (the "Shares") of common stock, par value $0.001 per share, of NPS Pharmaceuticals, Inc., a Delaware corporation ("NPS"), for $46.00 per Share, net to the seller in cash, without interest and less required withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is NPS's Solicitation/Recommendation Statement on Schedule 14D-9.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the Offer.

        Your attention is directed to the following:

  1.
  The Offer price is $46.00 per Share, net to the seller in cash, without interest and less required withholding taxes.

  2.
  The Offer is being made for any and all outstanding Shares.

  3.
  The Offer is being made pursuant to the Agreement and Plan of Merger dated as of January 11, 2015 (the "Merger Agreement") among NPS, SPHIL, Purchaser and, solely for the limited purposes set forth therein, Shire. The Merger Agreement provides, among other things, that as soon as practicable after consummation of the Offer, and the satisfaction or waiver of the other conditions set forth therein (and in no event later than one business day following the date on which Shares are first accepted for purchase under the Offer), Purchaser will merge with and into NPS (the "Merger"), with NPS continuing as the surviving corporation and an indirect wholly owned subsidiary of SPHIL. At the effective time of the Merger, each outstanding Share (other than any Shares in respect of which appraisal rights are validly exercised under the Delaware General Corporation Law, any Shares held by NPS as treasury stock and each Share irrevocably accepted for purchase by Purchaser in the Offer) will be converted into the right to receive the price per Share paid in the Offer, net to the seller in cash, without interest and less any required withholding taxes. The Merger Agreement is more fully described in Section 13 of the Offer to Purchase.

  4.
  The Board of Directors of NPS has unanimously (a) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of NPS's stockholders, (b) approved, adopted and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement and (c) recommended that NPS's stockholders accept the Offer. NPS has been advised that all of its directors and executive officers intend to tender all of their Shares pursuant to the Offer.

  5.
  The Offer and withdrawal rights expire at 12:00 midnight, New York City time, at the end of Friday, February 20, 2015, unless the Offer is extended (the "Expiration Time").

  6.
  The Offer is conditioned upon, among other things, (i) immediately prior to the expiration of the Offer, there being validly tendered and not validly withdrawn in accordance with the terms of the Offer a number of Shares (excluding Shares tendered pursuant to notices of guaranteed delivery for which Shares have not been delivered) that, together with the Shares then owned by SPHIL and its subsidiaries, represents at least a majority of the Shares, and (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the regulations promulgated thereunder. The Offer is also subject to the other conditions described in Section 15 of the Offer to Purchase.

  7.
  Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, backup U.S. federal income tax withholding at a current rate of 28% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

        If you wish to have us or our nominees tender any or all of your Shares, please complete, sign, detach and return the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your prompt action is requested. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

2

Instructions Form with Respect to
Offer to Purchase for Cash
Any and All Outstanding Shares of Common Stock
of

NPS Pharmaceuticals, Inc.

at

$46.00 Net Per Share

by

Knight Newco 2, Inc.
an indirect wholly owned subsidiary of each of

Shire Pharmaceutical Holdings Ireland Limited

and

Shire plc

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 23, 2015 and the related Letter of Transmittal (collectively, as may be amended or supplemented from time to time, the "Offer"), in connection with the offer by Knight Newco 2, Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of each of Shire Pharmaceutical Holdings Ireland Limited, a company incorporated in Ireland, and Shire plc, a company incorporated in Jersey, Channel Islands, to purchase any and all outstanding shares (the "Shares") of common stock, par value $0.001 per share, of NPS Pharmaceuticals, Inc., a Delaware corporation ("NPS"), for $46.00 per Share, net to the seller in cash, without interest and less required withholding taxes, upon the terms and subject to the conditions set forth in the Offer

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer furnished to the undersigned. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

        The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the expiration of the Offer.

Number of Shares to be Tendered:	SIGN HERE
Shares*	Signature(s)

Dated	Name(s) (Please Print)

Address(es)

*
Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.

(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number

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  Exhibit (a)(1)(v)